AMENDMENT TO SHARE PURCHASE AGREEMENT

     This Amendment to the Share Purchase Agreement (this "Amendment") is entered into as of November 8, 2001 between Scottish Annuity & Life Holdings, Ltd., a Cayman Islands company ("Buyer"), and Pacific Life Insurance Company, a California corporation ("Seller").

                                    RECITALS

     WHEREAS, Seller and Buyer are parties to a Share Purchase Agreement entered into as of August 6, 2001 (the "Share Purchase Agreement") providing for the purchase by Buyer from Seller of all of the issued and allotted share capital of World-Wide Holdings Limited, an English private company limited by shares, for consideration and on the terms as set forth in the Share Purchase Agreement; and

     WHEREAS, Seller and Buyer desire to amend the Share Purchase Agreement as provided in this Amendment.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree that the Share Purchase Agreement shall be amended as follows:

                                    AMENDMENT

     1. Defined Terms. (a) (a) All capitalized terms not otherwise defined in this Amendment shall have the same meaning as in the Share Purchase Agreement.

     (b) The term "Registration Statement" is deleted from the list of Definitions in the Table of Contents.

     2. Sections 2.2(c) of the Share Purchase Agreement. Section 2.2(c) of the Share Purchase Agreement is amended and restated in its entirety by deleting the phrase "Audited Company Financials for the year ended September 30, 2001" and inserting the phrase "Intentionally left blank" in its place.

     3. Section 2.2 (n)(i)(B) of the Share Purchase Agreement. Section 2.2(n)(i)(B) of the Share Purchase Agreement is amended to read in full as follows:

     "recording the appointment of such persons as the directors, the Secretary and the auditors of the Company as Buyer shall nominate, provided that appointment of such persons shall be contingent upon any required notices with and approvals of the FSA;"

     4. Section 3.25 of the Share Purchase Agreement. Section 3.25 of the Share Purchase Agreement is amended to read in full as follows:

     "3.25 Proxy Statement.

     None of the information supplied or to be supplied by Seller for inclusion in the Proxy Statement will cause the Proxy Statement, when first mailed to the shareholders of Buyer and at the time of the Meeting, to contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading."

     5. Section 4.3 of the Share Purchase Agreement. Section 4.3 of the Share Purchase Agreement is amended to read in full as follows:

     "4.3 Consents and Approvals.

     Except for (i) any filing required under the HSR Act and the expiration or early termination of any applicable waiting period thereunder, (ii) any filings of applications and notices, as applicable, with the insurance regulatory authorities in the jurisdictions in which any insurance company Subsidiaries of Buyer operate their respective businesses and the approval of such applications or the grant of required licenses by such authorities, (iii) any filings, approvals or other requirements under applicable securities laws or applicable insurance company stock issuance laws, (iv) the filing with the Securities and Exchange Commission (the "SEC") of the proxy statement (as amended and/or supplemented from time to time, the "Proxy Statement") relating to the meeting of its shareholders to be held for purposes of obtaining shareholder approval of the Charter Amendment, the transactions contemplated by this Agreement and the adoption of a 2001 stock option plan (the "Meeting"), (v) any filings of applications and notices with the FSA in relation to the change of controller of the Company that will take effect on Closing, (vi) the filing of an amendment to the Company's Articles of Association with the appropriate authority in the Cayman Islands, and (vii) any other approvals set forth on Schedule 4.3 of the Buyer's Disclosure Schedule, no Consent is required to be obtained, made or given by or with respect to Buyer in connection with the execution and delivery by Buyer of any of the Transaction Documents to which Buyer is a party, the performance by Buyer of its obligations under any of such Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents, except for such Consents, the failure of which to be made or obtained would not reasonably be expected to have a Buyer Material Adverse Effect or which would not interfere in any material way with the ability of Buyer or its Subsidiaries to consummate the transactions contemplated by the Transaction Documents."

     6. Section 5.9 of the Share Purchase Agreement. Section 5.9 of the Share Purchase Agreement is amended to read in full as follows:

     "5.9 Proxy Statement.

     As promptly as practicable following the date of this Agreement, Buyer shall prepare and file with the SEC the Proxy Statement in accordance with the Securities Act and the Exchange Act and shall use all reasonable efforts to have the Proxy Statement cleared by the SEC; provided, however, that prior to filing, Buyer shall deliver a copy of the proposed filing to Seller and provide Seller with a reasonable time period in which to review and comment upon such filing, it being agreed that Buyer will not make any such filing without the prior consent of

Seller, such consent not to be unreasonably withheld. Buyer shall promptly provide to Seller copies of any written comments received from the SEC and shall promptly advise Seller of any oral comments received from the SEC. Seller shall be entitled to review and comment on any proposed amendments to the Proxy Statement. As promptly as practicable after the Proxy Statement has been cleared by the SEC, Buyer shall mail the Proxy Statement to its shareholders as of the record date for the Meeting. Buyer shall take such action as may be required to be taken under applicable state securities or "blue sky" laws in connection with issuance of the Shares. The Proxy Statement shall include the recommendation of Buyer's Board of Directors that shareholders of the Buyer vote in favor of the Charter Amendment and the other transactions contemplated by this Agreement."

     7. Section 6.1(b) of the Share Purchase Agreement. Section 6.1(b) of the Share Purchase Agreement is amended and restated in its entirety by deleting the heading and all of the text therein and inserting the phrase "Intentionally left blank" in its place.

     8. Exhibit F of the Share Purchase Agreement. Exhibit F of the Share Purchase Agreement is amended to read in full as set forth in the attached Exhibit A to this Amendment.

     9. Continued Effect of the Share Purchase Agreement. Except as amended hereby, the Share Purchase Agreement shall remain in full force and effect.

     10. Severability. If at any time any provision of this Amendment is or becomes illegal, invalid, void or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity, nor enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby, the remainder of the provisions of this Amendment shall remain in full force and effect. The parties shall endeavor in good faith negotiations to replace any invalid, illegal, void or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to the invalid, illegal, void or unenforceable provision.

     11. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

     12. Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Amendment.

     13. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment as of the date first above written.


SELLER:                                        BUYER:
PACIFIC LIFE INSURANCE COMPANY                 SCOTTISH ANNUITY & LIFE HOLDINGS,
                                               LTD.

By:/s/ Sharon A. Cheever                       By:/s/ Scott E. Willkomm
   ---------------------------                    ------------------------------
       Sharon A. Cheever                              Scott E. Willkomm
       Vice President, Investment Counsel             President

By:/s/ Brian D. Klemens
   ---------------------------
       Brian D. Klemens
       Vice President and Treasurer

                                    EXHIBIT A

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

             Text of the Amendments to the Memorandum of Association

     Bracketed bold text indicates text to be deleted upon effectiveness of amendments. Underlined bold text indicates text to be added upon effectiveness of amendments.

     The following Sections of the Memorandum of Association shall be amended and restated in their entirety to read as set forth below:

     Clause 3(i)(a) of the Memorandum of Association

     3. The objects for which the Company is established are, subject to section
(i) of this Clause 3, unrestricted and shall include, but without limitation, the following:

     (i) (a) To own, hold, purchase or otherwise acquire equity or debt securities in companies, firms or other persons engaged in all or any forms of insurance or reinsurance business and to promote the establishment of such entities. [, NOTWITHSTANDING any other provisions of this Memorandum of Association and of this Clause 3 in particular, the objects for which the Company is established are restricted to holding shares in one or more majority-owned subsidiaries, each of which operates as an insurance company
     (i) incorporated under the laws of the Cayman Islands, British West Indies,
     (ii) regulated as such by the government of the Cayman Islands and (iii) engaged primarily and predominantly in the writing of insurance agreements of the type specified in section 3(a)(8) of the United States Securities Act of 1933, as amended (except for the substitution of supervision by Cayman Islands insurance regulators for the regulators referred to in that section), or the reinsurance of risks on such agreements underwritten by insurance companies.]

     Clause 4 of the Memorandum of Association

     4. Except as prohibited or limited by the Companies Law [1998 Revision] (2001 Second Revision), the Company shall have full power and authority to carry
----------------------
out any object and shall have and be capable of, from time to time and at all times, exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz:

to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to acts as guarantors; to borrow or raise money on the security of the undertaking or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid. [PROVIDED THAT the Company shall only carry on the businesses permitted in accordance with section (i) of Clause 3 of this Memorandum of Association and for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.]

                                    EXHIBIT A

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                Text of the Amendments to Articles of Association

     Bracketed bold text indicates text to be deleted upon effectiveness of amendments.

     Underlined bold text indicates text to be added upon effectiveness of amendments.

     The following Sections of the Articles of Association shall be amended and restated in their entirety to read as set forth below:

6. (b) Notwithstanding Article 6(a) of these Articles, the Company shall not issue any shares in a manner that the Board of Directors of the Company believes would cause, by reason of such issuance, the total Controlled Shares of any Person to equal or exceed 10% of a class of the Company's shares; provided, however, that this provision shall not apply to (i) the issuance of shares to
                                                -----------------------------
Pacific Life Insurance Company in such amount so that Pacific Life Insurance
----------------------------------------------------------------------------
Company's Controlled Shares do not exceed 24.9% of a class of the Company's
---------------------------------------------------------------------------
shares and (ii) any issuance of shares to a person acting as an underwriter in
---------------
the ordinary course of its business, purchasing such shares pursuant to a purchase agreement to which the company is a party, for resale.

9. (b) Except with respect to transfers of the Company's shares executed on the NASDAQ National Market, the Directors shall decline to register a transfer of shares if the Directors have reason to believe that the effect of such transfer would be to increase the number of total Controlled Shares of any Person to ten percent (10%) or any higher percentage of a class of the Company's shares on an Unadjusted Basis. Notwithstanding the foregoing, Pacific Life Insurance Company,
                  --------------------------------------------------------------
Pacific Mutual Holding Company, Pacific LifeCorp and/or any direct or indirect
------------------------------------------------------------------------------
wholly-owned subsidiary of Pacific Mutual Holding Company (each, a "Pacific Life
--------------------------------------------------------------------------------
Entity", provided however, that any Pacific Life Entity shall cease to be a
--------------------------------------------------------------------------------
Pacific Life Entity in the event it is no longer a 100% direct or indirect
--------------------------------------------------------------------------
subsidiary of Pacific Mutual Holding Company), shall each be permitted to
-------------------------------------------------------------------------
transfer shares of the Company to another Pacific Life Entity, provided that the
--------------------------------------------------------------------------------
Controlled Shares of the Pacific Life Entities in the aggregate do not exceed
-----------------------------------------------------------------------------
24.9% of a class of the Company's shares.
-----------------------------------------

47. (a) Subject to Article 6, every Member of record present in person or by proxy shall have one vote for each issued and outstanding Ordinary Share registered in his name in the register; PROVIDED THAT, subject to the following provisions of this Article 47, if and for so long as the number of Controlled Shares of any Person other than a Pacific Life Entity would constitute 10% or
                     --------------------------------
more of the total combined voting rights attaching to the issued shares of the
                                                                        ------
Company (calculated after giving effect to any prior reductions in voting rights
--------------------------------------------------------------------------------
attaching to Controlled Shares of other persons as provided in this Article
---------------------------------------------------------------------------
47), or the total number of Controlled Shares of the Pacific Life Entities'
---------------------------------------------------------------------------
would constitute 25% or more of the total combined voting rights attaching to
-----------------------------------------------------------------------------
the issued shares of the Company (calculated after giving effect to any prior
-----------------
reductions in voting rights attaching to Controlled Shares of other persons as provided in this Article 47), each such issued controlled Share, regardless of the identity of the registered holder thereof, shall confer only a fraction of a vote as determined by the following formula (the "Formula"):

     (T-C)/([9.1]XxC)
                 -

Where: "T" is the aggregate number of votes conferred by all the issued shares immediately prior to that application of the Formula adjusted to take into account any prior reduction taken with respect to any other Member pursuant to Article 47(d) as at the same date;

          "C" is the number of issued Controlled Shares attributable to such Person; and

          "X" is (i) 9.1 if such Person is any Person other than a Pacific Life
          ---------------------------------------------------------------------
          Entity or (ii) 3.016 if the Formula is being applied to determine the
          ---------------------------------------------------------------------
          reduction in total combined voting rights attributable to the total
          -------------------------------------------------------------------
          number of Controlled Shares of the Pacific Life Entities.
          ---------------------------------------------------------

47. (d) The Formula shall be applied successively as many times as may be necessary to ensure that no Person other than a Pacific Life Entity shall be a
                                   --------------------------------
10% Shareholder at any time, and that the total combined voting rights attached
                             --------------------------------------------------
to the Controlled Shares of the Pacific Life Entities shall not exceed 24.9% at
-------------------------------------------------------------------------------
any time. For the purposes of determining the votes exercisable by Members as at
--------
any date, the Formula shall be applied first to the votes of Controlled Shares attributable to the Person to whom the greatest number of Controlled Shares are attributed and successively to the Controlled Shares attributable to them, in each case calculations being made on the basis of the aggregate number of votes conferred by the issued shares as at such date as reduced by the application of the Formula to any larger number of Controlled Shares as at such date.

47. (e) Notwithstanding the provisions of Articles 47(a) and (d) above, having applied the provisions thereof as best as they consider reasonably practicable, the Directors may make such final adjustments to the aggregate number of votes attaching to the shares of any Member that they consider fair and reasonable in all the circumstances to ensure that no Person other than a Pacific Life Entity
                                               --------------------------------
shall be a 10% Shareholder at any time, and that the voting rights attached to
                                        --------------------------------------
the Controlled Shares of the Pacific Life Entities shall not exceed 24.9 % at
-----------------------------------------------------------------------------
any time.
--------

89. (b) If the Company redeems or purchases shares or directs the sale and transfer of such shares pursuant to this Article 89, it shall do so only in a manner the Board believes would not result, upon consummation of such redemption or purchase, in the total number of Controlled Shares of any Person other than
                    -----                                           ----------
a Pacific Life Entity, increasing to ten percent (10%) or any higher percentage
---------------------
of a class of the Company's shares on an Unadjusted Basis or the total number of
                                                          ----------------------
Controlled Shares of the Pacific Life Entities increasing to twenty-five percent
--------------------------------------------------------------------------------
(25%) or any higher percentage of a class of the Company's shares on a
----------------------------------------------------------------------
Unadjusted Basis.
----------------